Exhibit 99.1

MULTI-COLOR CORPORATION APPOINTS

NEW CHIEF OPERATING OFFICERS

CINCINNATI, OHIO, February 26, 2014 – Multi-Color Corporation (MCC) is pleased to announce internal promotions to create two Chief Operating Officers (COO), effective from April 1, 2014.

With revenues now over three quarters of a billion dollars across over 30 locations globally and growing, Multi-Color has promoted Floyd Needham as Global COO for its Consumer Product Goods markets and Vadis Rodato as Global COO for its Wine & Spirit markets.

Mr. Needham has been with Multi-Color for 7 years, the last 5 years as President for North America Consumer Products and the prior 2 years as Vice President Sales for North America Consumer Products. He has significant experience within Multi-Color and the packaging industry in sales and operations and holds a Bachelor’s Degree in Package Engineering from Michigan State and a MBA from Edgewood College.

Mr. Rodato has been with Multi-Color/Collotype for 19 years, with 10 years as President of Asia-Pacific Wine & Spirit and 2 years as President of North America Wine & Spirit. He has significant experience within Multi-Color in Sales and Operations and holds a Bachelor of Commerce Degree from Adelaide University and an MBA from the University of South Australia.

Both positions will report to Multi-Color President and CEO, Nigel Vinecombe. “I am delighted Floyd and Vadis are taking on broader responsibilities and will bring their proven leadership and greater integration to our global operations in their respective market segments,” said Nigel Vinecombe.

About MCC

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirit, food and beverage and specialty consumer products. MCC serves international brand owners in North, Central and South America, Europe, Australia, New Zealand, South Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC employs over 3,250 associates across 31 operations globally and is a public company trading on the NASDAQ Global Select Market (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; currency exchange rate fluctuations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital and credit; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; ability to manage global political uncertainty; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Nigel Vinecombe

President & CEO

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

+1 (513) 345-1158